Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended September 30, 2005 (the “Report”) by Axesstel, Inc., (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: November 14, 2005

/s/ MIKE H.P. KWON
Mike H.P. Kwon
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ DAVID L. MORASH
David L. Morash
President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be furnished to the Securities and Exchange Commission or its staff upon request.